Exhibit 32.2

DYCOM INDUSTRIES, INC.

Certification of Chief Financial Officer Pursuant to

18 U.S.C. Section 1350
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act Of 2002

      In connection with the Annual Report of Dycom Industries, Inc. (the “Company”) on Form 10-K for the period ending July 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies that to the best of my knowledge:

1. The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ RICHARD L. DUNN

Richard L. Dunn
Senior Vice-President
and Chief Financial Officer

Date: October 13, 2004

      A signed original of this written statement required by Section 906 has been provided to Dycom Industries, Inc. and will be retained by Dycom Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

      This certification will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section. This certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 even if the document with which it is submitted to the Securities and Exchange Commission is so incorporated by reference.